Exhibit 4.12

FIRST AMENDMENT

TO

INDENTURE

THIS FIRST AMENDMENT TO INDENTURE (this “First Amendment”), dated as of August 9, 2024, is by and between NETCREDIT COMBINED RECEIVABLES 2023, LLC, a Delaware limited liability company (“Issuer”), and CITIBANK, N.A., not in its individual capacity but solely in its capacity as the indenture trustee (the Indenture Trustee”), as the initial securities intermediary (the “Securities Intermediary”), as note registrar (the “Note Registrar”) and as paying agent (the “Paying Agent”).

WHEREAS, the Issuer, the Indenture Trustee, the Securities Intermediary, the Note Registrar and the Paying Agent have executed that certain Indenture, dated as of March 3, 2023 (as the same may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Indenture”); and

WHEREAS, the Issuer wishes to amend the Indenture in accordance with Section 10.01(a)(vi) of the Indenture, as provided therein.

NOW THEREFORE, in consideration of the promises and agreements contained therein, the parties hereto agree to amend the provisions of the Indenture as follows:

SECTION 1. Amendment to Appendix A of the Indenture. The Indenture shall be and hereby is amended by amending and restating the defined term “Target Overcollaterization Amount” included in Appendix A to the Indenture to read as follows:

“Target Overcollateralization Amount” shall mean, with respect to any Payment Date, an amount equal to the greater of (i) the sum of (x) the Outstanding Receivable Principal Balance as of the last day of the related Collection Period and (y) the amounts on deposit in the Pre-Funding Account, if any, multiplied by 30.0% and (ii) 2.5% of the sum of (x) the Cutoff Date Outstanding Receivable Principal Balance and (y) amounts on deposit in the Pre-Funding Account as of the Closing Date. On each Payment Date, principal will be distributed to the extent of Available Funds in an amount necessary to meet or maintain the Target Overcollateralization Amount.

SECTION 2. Effectiveness. The amendment provided for by this First Amendment shall become effective upon receipt by the Indenture Trustee, the Paying Agent, the Note Registrar and the Securities Intermediary of each of the following:

(a)
the counterparts of this First Amendment, duly executed by the parties hereto; and

(b)
an Issuer Order pursuant to Section 10.01(a) of the Indenture;

SECTION 3. Indenture in Full Force and Effect as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Indenture shall remain in full force and effect. All references to the Indenture in any other document or instrument shall be deemed to mean such Indenture as amended by this First Amendment. This First Amendment shall not constitute a novation of the Indenture, but shall constitute an amendment thereof. The parties hereto agree to by bound by the terms and obligations of the Indenture, as amended by this First Amendment, as through the terms and conditions of the Indenture were set forth herein.

SECTION 4. Counterparts. This First Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

SECTION 5. Governing Law. THIS FIRST AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAW PROVISIONS WHICH WOULD OTHERWISE REQUIRE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 6. Defined Terms and Section References. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture. All section or subsection references herein shall mean the Sections or subsections of the Indenture, except as otherwise herein provided.

SECTION 7. The Indenture Trustee. In entering into this First Amendment, the Indenture Trustee, the Note Registrar, the Paying Agent and the Securities Intermediary shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee, the Note Registrar, the Paying Agent and the Securities Intermediary, whether or not elsewhere herein so provided. The Indenture Trustee, the Note Registrar, the Paying Agent and the Securities Intermediary make no representations as to the validity, execution or sufficiency of this First Amendment and assume no responsibility for the correctness of the recitals contained herein, which shall be taken as statements of the Issuer.

[signature pages follow]

IN WITNESS WHEREOF, the Issuer, the Indenture Trustee, the Note Registrar, the Paying Agent and the Securities Intermediary have caused this First Amendment to be duly executed by their respective officers as of the day and year first above written.

NETCREDIT COMBINED RECEIVABLES 2023, LLC

By:

Name:

Title:

CITIBANK, N.A.,

not in its individual capacity but solely as Indenture Trustee, Paying Agent, Note Registrar, and Securities Intermediary

By:

Name:

Title:

[Signature page to First Amendment to the Indenture]